October 22, 2009	Mr. Richard G. Spencer
President & Chief Executive Officer
(412) 367-3300
E-mail: rspencer@fidelitybank-pa.com

For Immediate Release

FIDELITY BANCORP, INC.

ANNOUNCES FOURTH QUARTER

COMMON STOCK DIVIDEND

COMMON STOCK DIVIDEND

PITTSBURGH, PA – October 22, 2009 – The Board of Directors of Fidelity Bancorp, Inc., (Nasdaq: FSBI) the holding company for Fidelity Bank, declared on October 20, 2009 a quarterly cash dividend of $ .02 per share on the Company’s common stock. The dividend is payable November 30, 2009 to stockholders of record November 13, 2009. This represents the 85th uninterrupted quarterly cash dividend paid to stockholders.

Fidelity Bancorp, Inc. is the holding company of Fidelity Bank, a Pennsylvania chartered, FDIC-insured savings bank conducting business through thirteen (14) offices in Allegheny and Butler counties.